CENTRAL JERSEY BANCORP
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300

                                 April 25, 2006

Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of Central Jersey Bancorp to be held at The Breakers Hotel, located at 1507 Ocean Avenue, Spring Lake, New Jersey, on Thursday, May 25, 2006 at 10:00 a.m., local time.

         At the annual meeting, you will be asked to elect fifteen nominees for director and consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

         It is important that your shares of Central Jersey Bancorp common stock are represented at the annual meeting, whether or not you attend the annual meeting in person and regardless of the number of shares you own. To ensure that your shares of common stock are represented, we urge you to complete, sign, date and return your proxy card in the enclosed postage prepaid envelope. If you attend the annual meeting, you may vote in person even if you have previously submitted a proxy. Your prompt attention is greatly appreciated.

                                                          Very truly yours,

                                                          /s/ Robert S. Vuono
                                                          ----------------------
                                                          Robert S. Vuono
                                                          Secretary

                             CENTRAL JERSEY BANCORP
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 2006

                                   ----------

To the Shareholders of
Central Jersey Bancorp:

         NOTICE IS HEREBY GIVEN, that the annual meeting of shareholders (the "Annual Meeting") of Central Jersey Bancorp will be held at The Breakers Hotel, located at 1507 Ocean Avenue, Spring Lake, New Jersey, on Thursday, May 25, 2006 at 10:00 a.m., local time, for the following purposes:

         1. To elect fifteen nominees for director who will serve on Central Jersey Bancorp's Board of Directors for the following year and until their successors have been elected and qualify; and

         2. To transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

         Shareholders of record at the close of business on April 6, 2006 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

         Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid envelope. You may revoke your proxy either by written notice to Central Jersey Bancorp, by submitting a proxy card dated as of a later date or in person at the Annual Meeting. The Board of Directors of Central Jersey Bancorp recommends that you vote "FOR" each of the nominees for director.

                                              By Order of the Board of Directors

                                              /s/ Robert S. Vuono
                                              ----------------------------------
                                              Robert S. Vuono
                                              Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                             CENTRAL JERSEY BANCORP

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

GENERAL INFORMATION

         This Proxy Statement is being furnished to the holders of common stock, with a par value of $.01 per share ("Common Stock"), of Central Jersey Bancorp in connection with the solicitation of proxies by the Board of Directors of Central Jersey Bancorp (the "Board" or "Board of Directors") for use at the annual meeting of shareholders of Central Jersey Bancorp to be held at 10:00 a.m. on Thursday, May 25, 2006 at The Breakers Hotel, located at 1507 Ocean Avenue, Spring Lake, New Jersey (the "Annual Meeting"). The Board of Directors has fixed the close of business on April 6, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 25, 2006.

         At the Annual Meeting, shareholders of Central Jersey Bancorp will consider and vote on:

             1. The election of fifteen nominees for director who will serve on Central Jersey Bancorp's Board of Directors for the following year and until their successors have been elected and qualify; and

             2. Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such proxies by filing written notice of such revocation with the secretary of the Annual Meeting. Presence at the Annual Meeting does not, in and of itself, revoke the proxy. Also, any grant of a proxy subsequent to an earlier grant of a proxy, revokes the earlier proxy. All shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted "FOR" the election of each of the nominees for director. Neither the Board nor management of Central Jersey Bancorp is aware, to date, of any matter being presented at the Annual Meeting other than the election of directors, but, if any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors. The cost for preparing, assembling and mailing the proxy materials is to be borne by Central Jersey

Bancorp. It is not anticipated that any compensation will be paid for soliciting proxies, and Central Jersey Bancorp does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of Central Jersey Bancorp, without additional compensation, may solicit proxies personally or by telephone, telegraph, facsimile transmission or special letter.

VOTING SECURITIES

         Shareholders of record at the close of business on April 6, 2006 are entitled to one vote for each share of Common Stock then held by them. As of that date, Central Jersey Bancorp had 7,825,314 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to be voted at the Annual Meeting for the purpose of determining the existence of a quorum.

         Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by proxy. All votes will be tabulated by the inspector of election appointed at the Annual Meeting who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of April 6, 2006, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Central Jersey Bancorp's Common Stock, which is the only class of Central Jersey Bancorp capital stock with shares issued and outstanding, by (1) each director and nominee for director of Central Jersey Bancorp, (2) each of the Named Executive Officers (as such term is defined in the section of this Proxy Statement captioned "EXECUTIVE OFFICERS - Executive Compensation"), and (3) all directors and officers as a group.

                                                          BENEFICIAL OWNERSHIP OF
                                                          CENTRAL JERSEY BANCORP'S
                                                               COMMON STOCK
                                                        ---------------------------
                                                           NO. OF       PERCENT OF
NAME OF BENEFICIAL OWNER - DIRECTORS AND OFFICERS (1)    SHARES (2)       CLASS
-----------------------------------------------------   ------------   ------------
James G. Aaron, Esq. (3)(4) .........................        210,896           2.68%
Mark R. Aikins, Esq. (3)(5) .........................         99,152           1.26%
Nicholas A. Alexander, C.P.A. (3)(6) ................         85,908           1.09%
John A. Brockriede (3)(7) ...........................        408,022           5.19%
George S. Callas (3)(8)(9) ..........................        169,714           2.15%
Carl F. Chirico (3)(10)(11) .........................        201,396           2.52%
James P. Dugan (3)(12) ..............................         92,381           1.17%
M. Claire French (3)(13) ............................         65,457            .83%
William H. Jewett (3)(14) ...........................         93,926           1.19%
Paul A. Larson, Jr. (3)(15) .........................         74,393            .95%
Richard O. Lindsey (16)(17) .........................        106,880           1.35%
John F. McCann (3)(18) ..............................        178,656           2.27%
Carmen M. Penta, C.P.A. (3)(19) .....................         94,170           1.20%
Mark G. Solow (3)(20) ...............................        165,420           2.10%
James S. Vaccaro (3)(21)(22) ........................        193,272           2.43%
Robert S. Vuono (3)(23)(24) .........................         98,792           1.25%

                                                          BENEFICIAL OWNERSHIP OF
                                                          CENTRAL JERSEY BANCORP'S
                                                               COMMON STOCK
                                                        ---------------------------
                                                           NO. OF       PERCENT OF
NAME OF BENEFICIAL OWNER - DIRECTORS AND OFFICERS (1)    SHARES (2)       CLASS
-----------------------------------------------------   ------------   ------------
Anthony Giordano, III (25)(26) ......................         56,177            .71%
All Executive Officers and
 Directors as a Group (17 persons) (4)(5)(6)(7)(9)
 (11)(12)(13)(14)(15)(17)(18)(19)(20)(22)(24)(26) ....     2,394,612          27.14%

(1) All directors and officers listed in this table maintain a mailing address at 627 Second Avenue, Long Branch, New Jersey 07740.

(2) In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Central Jersey Bancorp's Common Stock if he or she has voting or investment power with respect to such security. This includes shares
         (a) subject to options exercisable within sixty days, and (b)(i) owned by a spouse, (ii) owned by other immediate family members, or (iii) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(3) Such person currently serves as a director of Central Jersey Bancorp and is a nominee for director.

(4) Includes 38,232 shares subject to currently exercisable stock options; 22,932 shares held in an Individual Retirement Account with Bear Stearns for the benefit of Mr. Aaron; and 15,840 shares registered in the name of Mr. Aaron as trustee for the Trust Under the Will of Leslie
         B. Aaron, Mr. Aaron's father. Mr. Aaron disclaims any beneficial ownership to the shares held in the aforementioned trust. Also includes 33,740 shares registered in the name of ERBA Co., Inc., in which Mr. Aaron has an ownership interest and serves as vice president. Mr. Aaron disclaims beneficial ownership of these securities except to the extent of his ownership interest in ERBA Co., Inc. Also includes 38,004 shares registered in the name of the Aaron Family Limited Partnership, of which Mr. Aaron is a partner. Mr. Aaron disclaims beneficial ownership of these securities except to the extent of his partnership interest in the Aaron Family Limited Partnership. Also includes 6,636 shares registered in the name of the David Ritter Trust and 6,636 shares registered in the name of the Randy Ritter Trust, of which Mr. Aaron is a trustee. Mr. Aaron disclaims any beneficial ownership to the shares held in these trusts. Also includes 19,476 shares held in trusts for the benefit of Mr. Aaron's family members of which Mr. Aaron's spouse is trustee; 2,904 shares registered in the name of Mr. Aaron's spouse; and 8,340 shares held in an Individual Retirement Account with Bear Stearns for the benefit of Mr. Aaron's spouse. Mr. Aaron disclaims beneficial ownership of the shares held in these trusts, the shares held by his spouse and the shares held for the benefit of his spouse.

(5) Includes 38,232 shares subject to currently exercisable stock options; 60,292 shares held in a Simplified Employee Pension/Individual Retirement Account by Merrill Lynch as custodian for the benefit of Mr. Aikins; and 628 shares held by Mr. Aikins for the benefit of his children under the Uniform Transfers to Minors Act, as to which shares he disclaims any beneficial interest.

(6) Includes 38,232 shares subject to currently exercisable stock options; and 5,292 shares held in an Individual Retirement Account with Smith Barney for the benefit of Mr. Alexander. Also includes 1,248 shares held by Mr. Alexander for the benefit of his grandchildren under the Uniform Transfers to Minors Act. Mr. Alexander disclaims beneficial ownership of the securities held for the benefit of his grandchildren.

(7) Includes 38,232 shares subject to currently exercisable stock options. Also includes 24,148 shares held in an Individual Retirement Account and 3,292 shares held in a Simplified Employee Pension Plan both by PaineWebber as custodian for the benefit of Mr. Brockriede. Includes 92,236 shares held by CJM Management, L.L.C., of which Mr. Brockriede is an Administrative Member. Mr. Brockriede disclaims beneficial ownership of these securities except to the extent of his ownership interest in CJM Management, L.L.C. Also includes 228,098 shares held jointly with Mr. Brockriede's spouse and 18,122 shares held in trusts for the benefit of Mr. Brockriede's family members of which Mr. Brockriede's spouse is trustee; and 1,636 shares held in an Individual Retirement Account by PaineWebber for the benefit of Mr. Brockriede's spouse. Mr. Brockriede disclaims beneficial ownership of the shares held in these trusts and the shares held by PaineWebber on behalf of Mr. Brockriede's spouse.

(8)      Mr. Callas serves as the Chairman of the Board of Central Jersey
         Bancorp.

(9) Includes 65,496 shares subject to currently exercisable stock options and 5,832 shares held by Mr. Callas' spouse. Mr. Callas disclaims beneficial ownership of the shares held by his spouse.

(10) Mr. Chirico is a Named Executive Officer and serves as the Vice Chairman of the Board of Central Jersey Bancorp.

(11) Includes 148,628 shares subject to currently exercisable stock options, 15,566 shares held for his account in the Allaire Community Bank 401(k) Profit Sharing Plan and 19,144 shares held by Mr. Chirico's spouse. Mr. Chirico disclaims beneficial ownership of the shares held by his spouse.

(12)     Includes 44,357 shares subject to currently exercisable stock options.

(13)     Includes 44,357 shares subject to currently exercisable stock options.

(14)     Includes 58,156 shares subject to currently exercisable stock options.

(15) Includes 29,989 shares subject to currently exercisable stock options. Also includes 7,290 shares held jointly with Mr. Larson's spouse.

(16) Mr. Lindsey is a Named Executive Officer and served as the Executive Vice President and Chief Lending Officer of Central Jersey Bancorp during the year ended December 31, 2005.

(17) Includes 77,720 shares subject to currently exercisable stock options; 8,748 shares held jointly with Donna A. Lindsey, Mr. Lindsey's wife; and 5,832 shares held by Wheat First Butcher Singer as custodian for Richard O. Lindsey's Individual Retirement Account.

(18) Includes 38,232 shares subject to currently exercisable stock options; and 13,224 shares held in an Individual Retirement Account with Charles Schwab for the benefit of Mr. McCann. Also includes 14,580 shares held by Mr. McCann's wife, as to which shares he disclaims any beneficial interest.

(19) Includes 34,232 shares subject to currently exercisable stock options; 6,832 shares held by Mr. Penta's wife; and 132 shares held for the benefit of Mr. Penta's children. Mr. Penta disclaims beneficial ownership to the shares held by his wife and for the benefit of his children.

(20) Includes 38,232 shares subject to currently exercisable stock options; and 17,496 shares held jointly with Mr. Solow's wife.

(21) Mr. Vaccaro is a Named Executive Officer and serves as the President and Chief Executive Officer of Central Jersey Bancorp.

(22) Includes 131,162 shares subject to currently exercisable stock options; 37,232 shares held by Merrill Lynch Pierce Fenner & Smith as custodian for the benefit of James S. Vaccaro Simplified Employee Pension; 1,078 shares held pursuant to Central Jersey Bancorp's 401(k) plan for the benefit of Mr. Vaccaro; 1,746 shares held by Mr. Vaccaro's son; and 2,332 shares held by Mr. Vaccaro as custodian for his daughters under the Uniform Transfers to Minors Act. Mr. Vaccaro disclaims any beneficial interest to the shares held by him as custodian for his children.

(23) Mr. Vuono is a Named Executive Officer and serves as the Senior Executive Vice President, Chief Operating Officer and Secretary of Central Jersey Bancorp.

(24) Includes 87,494 shares subject to currently exercisable stock options and 11,298 shares held in an Individual Retirement Account with Bank of America Investment Services, Inc.

(25) Mr. Giordano is a Named Executive Officer and serves as Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp.

(26) Includes 47,984 shares subject to currently exercisable stock options; 2,292 shares held by Charles Schwab & Co. in an Individual Retirement Account for the benefit of Mr. Giordano; 3,319 shares held pursuant to Central Jersey Bancorp's 401(k) plan for the benefit of Mr. Giordano; 2,076 shares held by Charles Schwab & Co. in an Individual Retirement Account for the benefit of Mr. Giordano's spouse, as to which shares he disclaims any beneficial interest; and 506 shares held by Mr. Giordano as custodian for his son under the Uniform Transfers to Minors Act, as to which shares he disclaims any beneficial interest.

         The following table sets forth information as of April 6, 2006, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange
Act) of Central Jersey Bancorp's Common Stock by each person or group of persons known by Central Jersey Bancorp to be the beneficial owner of more than 5% of Central Jersey Bancorp's outstanding Common Stock.

                                                          BENEFICIAL OWNERSHIP OF
                                                          CENTRAL JERSEY BANCORP'S
                                                               COMMON STOCK
                                                        ---------------------------
                                                           NO. OF       PERCENT OF
NAME OF BENEFICIAL OWNER - 5% SHAREHOLDERS               SHARES (1)       CLASS
-----------------------------------------------------   ------------   ------------
Solomon Dwek (2)(3) .................................        779,730           9.96%

(1) In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Central Jersey Bancorp Common Stock if he or she has voting or investment power with respect to such security. This includes shares
         (a) subject to options exercisable within sixty days, and (b)(i) owned by a spouse, (ii) owned by other immediate family members, or (iii) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(2) Mr. Dwek, a former director of Central Jersey Bancorp, maintains a mailing address at 311 Crosby Avenue, Deal, New Jersey 07723.

(3) Includes 1,044 shares held in an Individual Retirement Account with SmithBarney for the benefit of Mr. Dwek and 1,046 shares held in an Individual Retirement Account with SmithBarney for the benefit of Mr. Dwek's wife, Pearl Dwek. Mr. Dwek disclaims beneficial ownership to the shares held in the Individual Retirement Account for the benefit of his wife.

                              ELECTION OF DIRECTORS

         The By-laws of Central Jersey Bancorp provide that the number of directors shall not be less than three directors nor more than fifteen directors, and permit the exact number of directors to be determined from time to time by the Board. Currently, the Board has fixed the number of directors at fifteen.

NOMINATION PROCESS

         The Nominating Committee of our Board of Directors is principally responsible for: (1) determining the slate of director nominees for election to the Board of Directors; (2) identifying and recommending candidates to fill vacancies occurring between annual shareholder meetings; (3) reviewing the composition of Board committees; and (4) reviewing Central Jersey Bancorp's policies and programs that relate to matters of corporate responsibility, including public issues of significance to Central Jersey Bancorp and our shareholders. The Nominating Committee is to annually review with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and company circumstances. In early 2006, the Nominating Committee was reformed as the "Nominating and Corporate Governance Committee" by Central Jersey Bancorp's Board of Directors.

         In making its recommendations to the Board, the Nominating Committee considers, among other things, the qualifications of individual director candidates. The Nominating Committee collaborates with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, government, education and public service. In evaluating the suitability of individual Board members, the Nominating Committee takes into account many factors, including a candidate's general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today's business environment; understanding of Central Jersey Bancorp's business and technology; educational and professional background; and personal accomplishment. The Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of Central Jersey Bancorp's business and represent shareholder interests through the exercise of sound judgment, using its members' diversity of experience. In determining whether to recommend a director for re-election, the Nominating Committee considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

         The Nominating Committee will also consider nominees for director suggested by shareholders of Central Jersey Bancorp applying the same criteria for nominees described above and considering the additional information required below. Any shareholder nominee for director for consideration by the Nominating Committee must be received by Central Jersey Bancorp for the 2007 annual meeting of shareholders at its principal executive offices located at 627 Second Avenue, Long Branch, New Jersey 07740 no later than December 31, 2006 and must be accompanied by the following information: (1) the name and contact information for the nominee; (2) a statement of the nominee's business experience and educational background; (3) a detailed description describing any relationship between the nominee and the proposing shareholder; (4) a statement by the shareholder explaining why he, she or it believes that the nominee is qualified to serve on the Board and how his or her service would benefit Central Jersey Bancorp; and (5) a statement that the nominee is willing to be considered and willing to serve as a director of Central Jersey Bancorp if nominated and elected. The Board retains complete discretion for making nominations for election as a member of the Board.

NOMINEES

         It is intended that the proxies solicited by the Board will be voted "FOR" the fifteen nominees listed below in the section captioned "Board of Directors" (unless a shareholder otherwise directs). If, for any reason, any of the nominees becomes unavailable for election to or service on the Board, the proxies solicited by the Board of Directors will be voted for such substituted nominee(s) as is (are) selected by the Board of Directors. The Board has no reason to believe that any of the named nominees are not available or will not serve if elected. Each nominee for director currently serves as a director of Central Jersey Bancorp and its bank subsidiary, Central Jersey Bank, N.A. Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS

         Each candidate for director currently serves as a director of Central Jersey Bancorp and has been nominated to serve for an additional one year term to expire at the next annual meeting of shareholders of Central Jersey Bancorp. The name, age, principal occupation or employment and biographical information of each person nominated to serve as a member of the Board of Directors of Central Jersey Bancorp is set forth below:

NAME AND ADDRESS                  AGE     PRINCIPAL OCCUPATION OR EMPLOYMENT
-----------------------------   -------   ---------------------------------------------------
James G. Aaron, Esq.              61      Partner of Ansell, Zaro, Grimm & Aaron

Mark R. Aikins, Esq.              46      Managing Member of Mark R. Aikins, L.L.C.

Nicholas A. Alexander, C.P.A.     67      Retired Partner of KPMG LLP

John A. Brockriede                71      Businessman

George S. Callas                  73      Chairman of the Board of Central Jersey Bancorp and
                                          President of Allaire Capital Corp.

Carl F. Chirico                   65      Vice Chairman of Central Jersey Bancorp

James P. Dugan                    76      Senior Partner of Waters, McPherson, McNeill, P.C.

NAME AND ADDRESS                  AGE     PRINCIPAL OCCUPATION OR EMPLOYMENT
-----------------------------   -------   ---------------------------------------------------
M. Claire French                  67      Monmouth County Clerk

William H. Jewett                 75      President of Ecumenical Capital

Paul A. Larson, Jr.               56      President Larson Ford-Suzuki

John F. McCann                    68      Retired Group President of Salomon Smith Barney

Carmen M. Penta, C.P.A.           61      Partner of Amper, Politziner & Mattia, P.C.

Mark G. Solow                     57      Co-founder of GarMark Advisors, L.L.C.

James S. Vaccaro                  49      President and Chief Executive Officer of Central
                                          Jersey Bancorp

Robert S. Vuono                   56      Senior Executive Vice President, Chief Operating
                                          Officer and Secretary of Central Jersey Bancorp

         There are no family relationships among the nominees for director and executive officers of Central Jersey Bancorp. None of the nominees for director or executive officers of Central Jersey Bancorp are directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

         Each nominee for director of Central Jersey Bancorp elected to the Board shall also serve as a member of the Board of Directors of Central Jersey Bank, N.A.

BIOGRAPHICAL INFORMATION

         James G. Aaron is a Partner in the law firm of Ansell, Zaro, Grimm & Aaron located in Ocean Township, New Jersey. Mr. Aaron Chairs the firm's Commercial Litigation, Municipal Law and Bankruptcy Practice Department. Mr. Aaron is licensed to practice law in the State of New Jersey, the United States District Court for the District of New Jersey and the United States District Court for the Eastern District of New York. Mr. Aaron also is licensed to practice before the United States Court of Claims. Mr. Aaron presently serves as the city attorney for the City of Long Branch, as redevelopment counsel for the City of Asbury Park and is a member of the Monmouth County and New Jersey State Bar Associations. Mr. Aaron formerly served on the Advisory Board of the Jersey Shore Bank and has represented Colonial First National Bank, Midlantic/Merchants National Bank, Commerce Bank, Fidelity Union Bank and Monmouth County National Bank. Mr. Aaron received his B.A. degree from Dickinson College in Carlisle, Pennsylvania and his J.D. degree from New York University School of Law. Mr. Aaron has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community

Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp since its inception. Mr. Aaron also served as a member of the Board of Directors of Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) from its inception. Mr. Aaron resides in West Long Branch, New Jersey.

         Mark R. Aikins is the Managing Member of Mark R. Aikins, L.L.C., a law firm located in Wall Township, New Jersey. Mr. Aikins is licensed to practice law in the State of New Jersey and is a member of the Monmouth County and New Jersey State Bar Associations. His practice includes commercial matters, real estate and municipal law. He served as the President of the Monmouth-Ocean Development Council from 1996 to 1998 and currently serves as a trustee of the Rumson Country Day School. Mr. Aikins formerly served as Chairman of the Board of Trustees of the Monmouth Museum and as a member of the Advisory Board of Summit Bank. Mr. Aikins is a member and former director of the Deal Golf and Country Club and has volunteered time for Habitat for Humanity of Long Branch, Inc. and The Battleship New Jersey Foundation. He received two Bachelor of Arts degrees from Brown University and a law degree from Seton Hall University School of Law. Mr. Aikins has served as a member of the Board of Directors of Central Jersey Bancorp since January 26, 2006. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp since its inception. Mr. Aikins also has served as a member of the Board of Directors of Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since its inception. Mr. Aikins resides in Rumson, New Jersey.

         Nicholas A. Alexander is a retired partner of KPMG LLP. Mr. Alexander's career with KPMG spanned a total of 35 years. He is a certified public accountant in the State of New Jersey, a member of The American Institute of Certified Public Accountants, and a member of the New Jersey State Society of Certified Public Accountants. Mr. Alexander received his undergraduate degree in accounting from King's College. Mr. Alexander has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp since its inception. Mr. Alexander also has served as a member of the Board of Directors of Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since its inception. Mr. Alexander resides in Rumson, New Jersey.

         John A. Brockriede is a local businessman who has owned and participated in various businesses in the Long Branch area for over 40 years. His business holdings include ownership and operation of restaurants, apartment buildings, an automobile agency, shopping centers, and commercial office space. Mr. Brockriede also has over twenty-five years of banking experience, having been one of the founders of Jersey Shore Bank. Mr. Brockriede also served as a director of Jersey Shore Bank and its successor banks, National State Bank and Constellation Bancorp. Mr. Brockriede is a member of the Board of Trustees of Monmouth Medical Center and the Board of Directors of the Juvenile Diabetes Research Foundation and serves as a Commissioner of the Long Branch Sewerage Authority. Mr. Brockriede has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp since its inception and served as the Vice-Chairman of such Board until December 31, 2004. Mr. Brockriede also has served as a member of the Board of Directors of Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since its inception. Mr. Brockriede resides in Long Branch, New Jersey.

         George S. Callas has served as Chairman of the Board of Central Jersey Bancorp and its bank subsidiaries since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the Chairman of the Board of Allaire Community Bank. Mr. Callas is a retired businessman, governmental official and educator and has owned, operated and participated in various businesses for over 40 years, including restaurants, nursing homes, real estate and wireless television stations. He assisted in the organization of Allaire State Bank, located in Wall Township, New Jersey, and served as the Vice Chairman of the Board of Directors and Vice President of such bank. Mr. Callas served as a member of the Board of Directors of National Community Bank of New Jersey. Mr. Callas also served in the Department of Community Affairs of the State of New Jersey and as the former Business Administrator of the City of New Brunswick and the Township of Jackson, former Director of the Monmouth County Employment and Training Agency, former Executive Director of the New Jersey State Senate, and former head of the Business Advocacy Division of the New Jersey Department of Commerce and Economic Development. Mr. Callas was also an educator of science, math and high school history, a college admission counselor and a college instructor in economics, political science and public administration. Mr. Callas was involved in many civic groups throughout his career. Mr. Callas resides in Brielle, New Jersey.

         Carl F. Chirico has served as the Vice-Chairman of the Board of Central Jersey Bancorp and its bank subsidiaries since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the President and Chief Executive Officer and as a director of Allaire Community Bank since its inception. Mr. Chirico has over forty years of banking experience. From 1993 through 1996, he served as the Southern Regional President of the Bank of New York (N.J.) National Community Division. In 1966, Mr. Chirico joined National Community Bank of N.J., and served in various capacities with such organization through 1993, including Branch Manager, Commercial Credit Officer, Regional Administrator and as First Senior Vice President and Senior Zone Officer for Central and Southern, New Jersey. He is the Treasurer of the Dr. Joseph Clayton Scholarship Fund and is a member of The 200 Club of Monmouth County. Mr. Chirico is a former member of the Monmouth/Ocean Development Council, the Hamilton Economic Development Council, the Old Bridge Development Council and the Spring Lake Rotary Club. He also previously served as a Director and Chairman of the Monmouth County Private Industry Council and as a member of the Board of Directors of the American Heart Association, Monmouth County Division. Mr. Chirico graduated from the Consumer School of Banking at the University of Virginia in 1979. Mr. Chirico resides in Toms River, New Jersey.

         James P. Dugan is a Senior Partner in the law firm of Waters, McPherson, McNeill, P.C. of Secaucus, New Jersey. He is admitted to practice law before the United States Supreme Court, the Supreme Court of New Jersey and the Court of Appeals, State of New York. He is Chairman of the Board of Directors of the Automobile Association of America North Jersey. Mr. Dugan served in the United States Marine Corps and was discharged with the rank of

Captain. He was former New Jersey State Democratic Committee Chairman, member of the Democratic National Committee, and served eight years as a New Jersey State Senator. Mr. Dugan has served as a member of the Board of Directors of Central Jersey Bancorp since January 26, 2006. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Allaire Community Bank since its inception. Mr. Dugan also has served as a director of Central Jersey Bancorp's bank subsidiaries since January 1, 2005. Mr. Dugan resides in Saddle River, New Jersey.

         M. Claire French currently serves as the Monmouth County Clerk and served as the former Vice Chairman of the State Local Finance Board from 1996 to 2002. Mrs. French presided over the Monmouth County Improvement Authority from 1986 to 1996 and served as the Mayor of Wall Township or as Committee Woman thereof from 1979 to 1986. She is a former member of the Meridian Hospital System and currently serves as Chair of Meridian Hospital System's Government and Community Relations Committee. Mrs. French is also a member of the Boards of Directors of InfoAge Learning Center and Central Jersey Blood Bank. She is active in many of the Chambers of Commerce located in Ocean and Monmouth Counties, New Jersey, and is Treasurer of the Route 34 Business Group. Mrs. French served on both the Wall Township and Monmouth County Planning Boards and was President of her State Association of Constitutional Officials. She was a charter member of the Wall Township Foundation for Educational Excellence and was a former Regional Director for Bank of New York. Mrs. French has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, she served as a member of the Board of Directors of Allaire Community Bank since 1997. Mrs. French also has served as a director of Central Jersey Bancorp's bank subsidiaries since January 1, 2005. Mrs. French resides in Wall Township, New Jersey.

         William H. Jewett has been the President of Ecumenical Capital, Brielle, New Jersey since 1995. He was Chief Financial Officer of the Synod of the Mid-Atlantics and the Synod Foundation for fourteen years (1978 to 1992), Treasurer of the New Jersey Council of Churches for twelve years (1978 to 1990), and Chairman of Development for the Classis of New Brunswick for six years (1971 to 1977). He is a past President of Synod of the Mid-Atlantics, the Classis of New Brunswick and the Shore Area Council of Churches. He was elected Chaplain of the New Jersey State Senate for three terms, and served as Chairman of the Juvenile Conference Committee of the Domestic Relations Court of Monmouth County. He is a life member of the Association of Individual Investors, and is active in Rotary International. Reverend Jewett earned his M.B.A. at the Wharton School of Finance and Commerce, University of Pennsylvania and his Master of Divinity at New Brunswick Theological Seminary (Rutgers). Reverend Jewett has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the Vice Chairman of the Board of Directors of Allaire Community Bank. Reverend Jewett also has served as a director of Central Jersey Bancorp's bank subsidiaries since January 1, 2005. Reverend Jewett resides in Brielle, New Jersey.

         Paul A. Larson, Jr. is the President of Larson Ford-Suzuki, Lakewood, New Jersey and past Chairman of the New Jersey Coalition of Automotive Retailers. He is the past President of the Ocean County Auto Dealers Association, the past President and Director of Shore Area YMCA, a former member of the Summit Bank Advisory Board, and President of the New Jersey Employers Association. He also served as Treasurer, Secretary and Membership Chairman at Manasquan River Golf Club and Secretary for the Haystack Club. Mr. Larson has volunteered much of his time as: a member of the Wall Township Board of Adjustment; a Vice President of Shelter Inc.; the SME Chairman for the Thunderbird District of the Monmouth County Boy Scouts; a member of the Lakewood Athletic Foundation; a Vice President of the Wall Foundation for Educational Excellence and the Treasurer of the Wall Township Football Club. He earned his degree in Business Administration from Northwood University, Michigan. He has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Allaire Community Bank since its inception. Mr. Larson also has served as a director of Central Jersey Bancorp's bank subsidiaries since January 1, 2005. Mr. Larson resides in Wall Township, New Jersey.

         John F. McCann is retired from a 29-year career in the securities industry, most recently with Salomon Smith Barney where he served in various capacities including Group President and Senior Executive Vice President. Mr. McCann is a former member of the Boards of Directors of the financial services firms of Shearson American Express and Robinson Humphrey. Mr. McCann has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp since its inception. Mr. McCann also has served as a member of the Board of Directors of Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since its inception. Mr. McCann resides in Rumson, New Jersey.

         Carmen M. Penta, a Certified Public Accountant, is a partner in the firm of Amper, Politziner & Mattia, P.C., Certified Public Accountants and Consultants. Prior thereto, Mr. Penta was a partner in the accounting firm of Wiener, Penta & Goodman, P.C. Mr. Penta's primary sphere of influence is in Monmouth and Ocean counties, where his expertise includes tax matters, the specialized needs of medical professionals, national restaurant franchises, hotel, motel and recreational properties, and nursing homes and related government agencies. Mr. Penta's extensive expertise has allowed him to build a significant client base. He has spent most of his life in eastern Monmouth County. He attended Long Branch High School, Penn State University and received a B.S. degree from Monmouth University. He is a former member of the Congressional Award Council, a past member of the Advisory Board of Jersey Shore Bank, past Assistant Treasurer for the Long Branch Ronald McDonald House and served on the Board of the West Long Branch Sports Association. He is also a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Penta has served as a member of the Board of Directors of Central Jersey Bancorp since January 26, 2006. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp since its inception. Mr. Penta also has served as a member of the Board of Directors of Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since its inception. Mr. Penta resides in West Long Branch, New Jersey.

         Mark G. Solow is a co-founder of GarMark Advisors, LLC, a firm which manages funds for mezzanine investments in connection with leveraged buyouts, corporate recapitalizations and growth financings. He is also a general partner in and senior advisor for Crystal Ridge Partners, LLC, a firm which manages funds for equity investments in middle market companies. Prior to the formation of GarMark Advisors, LLC, Mr. Solow was a Senior Executive Vice President at Chemical Banking Corporation and a member of its twelve person Management Committee. At Chemical Banking Corporation, Mr. Solow was in charge of global investment banking and corporate and multinational banking in North America, Western Europe and Asia. In addition, he was Senior Credit Officer for the United States, Canada, Western Europe and Asia. Mr. Solow received his B.S. and M.B.A. degrees from Bowling Green University. Mr. Solow has served as a member of the Board of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Monmouth Community Bancorp since its inception. Mr. Solow also has served as a member of the Board of Directors of Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since its inception. Mr. Solow is also a director of Penske Transportation Components, a company controlled by Roger Penske. Mr. Solow resides in Manasquan, New Jersey.

         James S. Vaccaro has served the President and Chief Executive Officer and a member of the Boards of Directors of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank, N.A. on January 1, 2005, he served as Chairman of the Board of Monmouth Community Bancorp since its inception. Mr. Vaccaro also served as the Chief Executive Officer of Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since April 3, 2000 and the Chief Executive Officer of Monmouth Community Bancorp since its inception. Mr. Vaccaro served in various management capacities in the health care field from 1995 through 2000. Mr. Vaccaro has significant experience in the banking industry. He was a member of the Board of Directors, Executive Vice President and Chief Financial Officer of The Central Jersey Bank & Trust Co., and, prior to his affiliation with The Central Jersey Bank & Trust Co., was a Manager of the Asset Services Division of Citibank, N.A. Mr. Vaccaro serves as Vice Chair of the Board of Trustees of Monmouth Medical Center, is a member of the Board of Trustees of Monmouth Medical Center Foundation; is Chairman of the Business Council of Monmouth University; is a member of the Board of Trustees of VNA of Central Jersey Community Services, Inc.; is a member of the Board of Directors of the New Jersey Repertory Company; is a member of the Advisory Council of Interfaith Neighbors and is a member of the leadership cabinet of Prevention First. Mr. Vaccaro received his B.A. degree from Ursinus College and an advanced degree from Harvard Graduate School of Business. Mr. Vaccaro resides in West Allenhurst, New Jersey.

         Robert S. Vuono has served as the Senior Executive Vice President, Chief Operating Officer and Secretary and member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiaries since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of Allaire Community Bank and as a member of its Board of Directors. Prior to his employment with Allaire Community Bank, Mr. Vuono had been the Executive Vice President of Colonial State Bank, in Freehold, New Jersey (February 1989 to May 1996), and Vice President of The Central Jersey Bank & Trust Co., in Freehold Township, New Jersey (January 1974 to January 1989). Mr. Vuono holds a Bachelor of Science Degree in Business Administration from Villanova University. Mr. Vuono resides in Wall Township, New Jersey.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of Central Jersey Bancorp conducts business through regularly scheduled meetings of the Board and through its committees, including an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee. The Board of Directors for 2005 consisted of: James G. Aaron, Esq., Nicholas A. Alexander, C.P.A., John A. Brockriede, George S. Callas, Carl F. Chirico, M. Claire French, William H. Jewett, Paul A. Larson, Jr., John F. McCann, Mark G. Solow, James J. Vaccaro and Robert S. Vuono. Effective January 26, 2006, the size of the Board of Directors was increased from twelve to fifteen directors. On that date, the Board elected Mark R. Aikins, James P. Dugan and Carmen M. Penta to fill the three vacancies in the Board resulting from the increase in the size thereof.

         During 2005, the Board held 10 regularly-scheduled meetings, with the twelve directors of Central Jersey Bancorp serving on the Board in 2005 attending at least 80% of the meetings held with the exception of Mr. Alexander and Mr. Larson, who attended 50% and 60% of the meetings, respectively. Central Jersey Bancorp also encourages all of its directors to attend the Annual Meeting and typically schedules a Board meeting immediately preceding or after the Annual Meeting. Last year, all of the directors of Central Jersey Bancorp attended the Annual Meeting and the subsequent Board meeting.

EXECUTIVE COMMITTEE

         The Executive Committee of the Board of Directors, which consists of directors George S. Callas, James G. Aaron, Esq., Nicholas A. Alexander, C.P.A., John A. Brockriede, Carl F. Chirico, M. Claire French, William H. Jewett, Paul
A. Larson, John F. McCann, Mark G. Solow, James. S. Vaccaro and Robert S. Vuono, did not meet in 2005. To the extent permitted by law, the Executive Committee acts on behalf of the Board of Directors in its absence and has the authority to address corporate matters between meetings of the full Board. Generally, all major functions of Central Jersey Bancorp are subject to the review and approval of the Executive Committee. All significant actions of the Executive Committee must be ratified by the full Board of Directors. James S. Vaccaro is the Chairman of the Executive Committee and George S. Callas is the Vice Chair of the Executive Committee.

NOMINATING COMMITTEE

         The Nominating Committee of the Board of Directors, which consists of directors James G. Aaron, Esq., John A. Brockriede, George S. Callas, William H. Jewett, Paul A. Larson and Mark G. Solow, met three times during 2005, with all members attending at least 100%of the meetings held with the exception of Reverend Jewett and Mr. Larson, who attended 67% and 33% of the meetings, respectively. George S. Callas is the Chair of the Nominating Committee and John A. Brockriede is the Vice Chair of the Nominating Committee. Each member of the Nominating Committee qualified as an independent director in accordance with the rules of NASDAQ and the rules and regulations of the Securities and Exchange Commission. The Nominating Committee is responsible for determining the slate of nominees for election as directors based upon the performance criteria established by the Nominating Committee, and may recommend a successor to a key senior management position when a position is vacant. In addition, the Nominating Committee has developed a management succession policy that specifies key senior management positions and qualified potential replacements. In early 2006, the Nominating Committee was reformed as the "Nominating and Corporate Governance Committee" by Central Jersey Bancorp's Board of Directors. Subsequent thereto, the Nominating and Corporate Governance Committee adopted a Charter on August 25, 2005 (the "Nominating Charter") in consultation with the Board of Directors. The Nominating Charter has been attached hereto as Appendix A.

COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors, which consists of directors James G. Aaron, Esq., John A. Brockriede, George S. Callas, William H. Jewett, Paul A. Larson, Jr. and Mark G. Solow, met five times during 2005, with all members attending at least 100% of the meetings held with the exception of Reverend Jewett, who attended 60% of the meetings. Mr. Brockriede was added to the Compensation Committee in February 2005 and attended the remaining meetings of the calendar year. Paul A. Larson, Jr. is the Chair of the Compensation Committee and Mark G. Solow is the Vice Chair of the Compensation Committee. The Compensation Committee is responsible for determining whether the Company's compensation and benefits packages are suitable and do not provide excessive benefits or result in material financial loss to Central Jersey Bancorp. The Compensation Committee is also responsible for approving or recommending to the Board compensation packages and plans for senior management and directors. These compensation packages include salaries, bonuses, vacations, termination benefits, profit-sharing plans, contributions to employee pension plans, stock option and stock purchase plans, indemnification agreements and employment/change of control contracts.

AUDIT COMMITTEE

         For the year ended December 31, 2005, the Audit Committee of the Board of Directors of Central Jersey Bancorp consisted of directors Nicholas A. Alexander, C.P.A., George S. Callas, William H. Jewett and James G. Aaron. Nicholas A. Alexander is the Chairman of the Audit Committee and William H. Jewett is the Vice Chair of the Audit Committee. Each member of the Audit Committee qualified as an independent director in accordance with the rules of NASDAQ and the rules and regulations of the Securities and Exchange Commission. In addition, the Board has determined that Nicholas Alexander is both independent and qualifies as a financial expert by Securities and Exchange Commission rules. The Audit Committee is responsible for developing and monitoring the audit and loan review programs of Central Jersey Bank, N.A. The Audit Committee recommends the loan review consultant to the Board, selects the outside auditor and meets with the Board to discuss the results of the annual audit and quarterly loan reviews and any related matters. The Audit Committee also receives and reviews the reports and findings and any other information presented to members of the Audit Committee by the officers of Central Jersey Bancorp and its bank subsidiary regarding financial reporting policies and practices. The Audit Committee met four times during the year 2005, with all members attending at least 75% of the meetings held with the exception of Mr. Dugan, who attended 50% of the meetings. Mr. McCann was added to the Audit Committee in February 2005 and attended two of the three meetings held during the remainder of the calendar year.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         Notwithstanding anything to the contrary set forth in any of Central Jersey Bancorp's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

         Audit Committee Charter

         The Audit Committee developed an Audit Committee Charter (the "Charter") in consultation with Central Jersey Bancorp's accounting and finance department, its internal auditor and Central Jersey Bancorp's independent public accountants. The Board amended and restated the Charter on August 25, 2005. The Audit Committee Charter, as amended and restated, has been attached hereto as Appendix B.

         Review of Audited Financial Statements for the year ended December 31, 2005

         The Audit Committee, as in place for 2005, has reviewed and discussed with Central Jersey Bancorp's management the audited financial statements of Central Jersey Bancorp for the year ended December 31, 2005. The Audit Committee has discussed with KPMG LLP, Central Jersey Bancorp's independent public accountants, those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee has also received the written disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of KPMG LLP with that firm.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that Central Jersey Bancorp's audited financial statements for the year ended December 31, 2005 be included in its Annual Report on Form 10-K for the year ended December 31, 2005 and that such Form 10-K be filed with the Securities and Exchange Commission.

Submitted by:    Nicholas A. Alexander, C.P.A. (Chair)    William H. Jewett
                 James G. Aaron                           John F. McCann
                 George S. Callas

PRINCIPAL ACCOUNTANT FEES AND SERVICES

         Audit Fees

         Central Jersey Bancorp paid a total of $237,500 in 2005 and $142,000 in 2004 to KPMG LLP for audit services, which included work related to the annual audit and quarterly reviews rendered in 2005 and 2004, respectively. It should be noted that of the fees incurred in 2005, $105,000 were related to the annual audit, $125,000 were related to compliance with Section 404 of Sarbanes-Oxley Act of 2002 and $7,500 were related to services in connection with Central Jersey Bancorp's Registration Statement on Form S-8 and, of the fees incurred in 2004, $75,000 were attributable to services provided by KPMG LLP in connection with the combination of Monmouth Community Bancorp (the predecessor of Central Jersey Bancorp) and Allaire Community Bank.

         Audit Related Fees

         There were no fees associated with audit related services.

         Tax Fees

         Central Jersey Bancorp paid a total of $20,000 in 2005 and $30,200 in 2004 to KPMG LLP for income tax consultation, including income tax compliance, tax advice and tax planning.

         All Other Fees

         The Audit Committee has considered whether the non-audit services provided by KPMG LLP, including services rendered in connection with income tax consultation, were compatible with maintaining its independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG LLP as Central Jersey Bancorp's independent auditors. None of the engagements of KPMG LLP, which were pre-approved by the Audit Committee, made use of the de minimis exception to pre-approval contained in the rules of the Securities and Exchange Commission which permit limited engagements for non-audit services involving amounts under a specified threshold.

POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

         The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

         During the year ended December 31, 2005, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

CODE OF ETHICS

         The chief executive and senior financial officers of Central Jersey Bancorp are held to the highest standards of honest and ethical conduct when conducting the affairs of Central Jersey Bancorp. All such individuals must act ethically at all times in accordance with the policies contained in Central Jersey Bancorp's Chief Executive and Senior Financial Officer Code of Ethics. A copy of the Chief Executive and Senior Financial Officer Code of Ethics may be viewed on Central Jersey Bancorp's website at www.cjbna.com.

                               EXECUTIVE OFFICERS

         The name, age, current position and biographical information of each executive officer of Central Jersey Bancorp is set forth below:

NAME AND ADDRESS                  AGE     CAPACITIES IN WHICH SERVED
-----------------------------   -------   ---------------------------------------------------
George S. Callas                   73     Chairman of the Board

Carl F. Chirico                    65     Vice Chairman of the Board

James S. Vaccaro                   49     President and Chief Executive Officer

Robert S. Vuono                    56     Senior Executive Vice President, Chief Operating
                                          Officer and Secretary

Anthony Giordano, III              40     Executive Vice President, Chief Financial Officer,
                                          Treasurer and Assistant Secretary

BIOGRAPHICAL INFORMATION

         For the biographical information for George S. Callas, Carl F. Chirico, James S. Vaccaro and Robert S. Vuono, see "ELECTION OF DIRECTORS - Board of Directors."

         Anthony Giordano, III has served as the Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp since January 1, 2005. Prior to the consummation of the combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as an Executive Vice President and the Chief Financial Officer and Treasurer and Secretary of Monmouth Community Bancorp since May 1998. Mr. Giordano has also served in various capacities for Central Jersey Bank, N.A. (formerly Monmouth Community Bank, N.A.) since May 1998, and currently serves as its Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. Mr. Giordano has 18 years of financial analysis and accounting experience in the banking industry. Prior to joining Central Jersey Bank, N.A., Mr. Giordano was employed by PNC Bank (formerly Midlantic Bank), where he served as Real Estate Banking Officer from 1996 to 1998 and Senior Accountant/Financial Analyst from 1994 to 1996. From 1988 to 1994, Mr. Giordano served in various positions at Shadow Lawn Savings Bank, including Budget and Financial Planning Manager and Financial Analyst. Mr. Giordano received a Masters of Business Administration from Monmouth University in 1992 and a Bachelor of Science degree in finance from Kean University in 1987. Mr. Giordano graduated from the Real Estate Institute at Monmouth University in 2000. Mr. Giordano has served on the Long Branch City Council since 1994.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Central Jersey Bancorp and Central Jersey Bank, N.A. for the years ended December 31, 2005, 2004, and 2003 of the President and Chief Executive Officer and each other executive officer whose total annual salary and bonus for the year ended December 31, 2005 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                    ----------------------------------      ----------------------------------
                                                                                   AWARDS            PAYOUTS
                                                                            ----------------------  ----------
                                                                                        SECURITIES
                                                               OTHER        RESTRICTED  UNDERLYING
                                                              ANNUAL           STOCK     OPTIONS/       LTIP      ALL OTHER
   NAME AND PRINCIPAL                                        COMPENSA-       AWARDS(S)     SARs       PAYOUTS   COMPENSATION
        POSITION            YEAR    SALARY ($)   BONUS ($)    TION ($)         ($)      (#)(1)(2)       ($)          ($)
-------------------------  -------  ----------  ----------  ----------      ----------  ----------  ----------  ------------
       James S. Vaccaro      2005   $  230,000  $   27,500  $    2,676(3)   $      ---         ---  $      ---  $      8,804(4)
          President and      2004      229,077      50,000         ---             ---         ---         ---         6,150(4)
Chief Executive Officer      2003      199,192      20,000         ---             ---      63,000         ---         6,000(4)

        Carl F. Chirico      2005   $  156,326  $      ---  $    4,749(5)   $      ---         ---  $      ---  $    329,089(6)
          Vice Chairman

        Robert S. Vuono      2005   $  145,855  $   20,000  $    1,213(7)   $      ---         ---  $      ---  $      6,522(4)
  Senior Executive Vice
       President, Chief
  Operating Officer and
              Secretary

  Anthony Giordano, III      2005   $  105,000  $   12,500  $       66(8)   $      ---         ---  $      ---  $      3,007(4)
         Executive Vice      2004       98,773      15,000         ---             ---         ---         ---         3,413(4)
       President, Chief      2003       93,079       6,500         ---             ---      18,900         ---         2,987(4)
     Financial Officer,
          Treasurer and
    Assistant Secretary

     Richard O. Lindsey      2005   $  135,000  $   12,500  $   16,579(10)  $      ---         ---  $      ---  $      3,037(4)
         Executive Vice      2004      127,800       9,000      14,987(11)         ---         ---         ---         4,554(4)
    President and Chief      2003      114,785       7,500      14,904(11)         ---      21,420         ---         4,312(4)
    Lending Officer (9)

----------
(1) Represents shares of Common Stock underlying options granted under the Central Jersey Bancorp Stock Option Plan. See "2005 Equity Incentive Plan; Stock Option Plan" below.

(2) The number of shares have been adjusted, as appropriate, to account for the 5% stock distributions made to the shareholders of Central Jersey Bancorp on December 31, 2003, 2002 and 2001, respectively, the 6 for 5 stock split effected as of July 15, 2004 and the 2 for 1 stock split effected as of June 15, 2005.

(3) Of this amount, $2,406 represents the lease value of an automobile provided to Mr. Vaccaro for business use, and $270 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance for Mr. Vaccaro's benefit.

(4) Represents amounts contributed by Central Jersey Bank, N.A. pursuant to its 401(k) plan.

(5) Of this amount, $849 represents the lease value of an automobile provided to Mr. Chirico for business use, $244 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance for Mr. Chirico's benefit, and $3,656 represents the amount contributed by Central Jersey Bank, N.A. pursuant to a bank owned life insurance (BOLI) contract.

(6) Of this amount, $6,323 represents the amount contributed by Central Jersey Bank, N.A. pursuant to its 401(k) plan and $322,766 represents the payment made to Mr. Chirico pursuant to his severance agreement, dated January 1, 2005.

(7) Of this amount, $237 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance for Mr. Vuono's benefit, and $976 represents the amount contributed by Central Jersey Bank, N.A. pursuant to a bank owned life insurance (BOLI) contract.

(8) Represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance for Mr. Giordano's benefit.

(9) Mr. Lindsey retired from all positions at Central Jersey Bancorp and its subsidiaries as of December 31, 2005.

(10) Of this amount, $12,000 represents the amount received in transportation allowances, $3,284 represents the amount received for healthcare benefits and $1,295 represents the amount contributed by Central Jersey Bank, N.A. to Group Term Life Insurance for Mr. Lindsey's benefit.

(11) Represents amounts received in transportation allowances and healthcare benefits.

AGREEMENTS WITH OFFICERS

         Pursuant to a severance agreement entered into on January 1, 2005 by Central Jersey Bancorp and Carl F. Chirico, the Vice-Chairman of the Board of Central Jersey Bancorp, Mr. Chirico received a cash payment of $322,766. The severance agreement also provides that, upon the termination of Mr. Chirico's full-time status as an employee of Central Jersey Bancorp, Central Jersey Bancorp will provide health care coverage for Mr. Chirico and his spouse to the same extent as it does for its full-time employees for the remainder of their lives. If Mr. Chirico and his spouse are not eligible for the health plans offered to employees of Central Jersey Bancorp due to the termination of Mr. Chirico's full-time status as an employee of Central Jersey Bancorp, Central Jersey Bancorp will obtain health care coverage for Mr. Chirico and his spouse with benefits that are equal to those provided Central Jersey Bancorp's full-time employees at such time, at the same cost to Mr. Chirico as if he was a full-time employee of Central Jersey Bancorp; provided, that at no time shall the health care benefits to be provided to Mr. Chirico and his spouse be less than the health care benefits in place at January 1, 2005.

         Robert S. Vuono, Senior Executive Vice President, Chief Operating Officer and Secretary of Central Jersey Bancorp, and Robert K. Wallace, Executive Vice President of Lending of Central Jersey Bancorp, entered into on January 1, 2005 separate change of control agreements with Central Jersey Bancorp which grant each of these officers certain benefits if their employment relationship with Central Jersey Bancorp terminates prior to June 30, 2006 and certain other rights in the event of a change in control of Central Jersey Bancorp. Under their respective agreements, if, prior to June 30, 2006, the officer's employment is terminated by Central Jersey Bancorp or the officer voluntarily terminates his employment with Central Jersey Bancorp, the officer will be entitled to receive severance for the number of months equal to the difference of (1) eighteen months and (2) the number of whole months the officer was employed following the date of his agreement with Central Jersey Bancorp; provided, however, that in no event shall the officer be entitled to less than 12 months of severance. As defined in their respective agreements, severance means the officer's monthly salary and benefits at the time his employment relationship with Central Jersey Bancorp terminates, including life insurance, family health insurance and the value of contributions that would have been made by Central Jersey Bancorp to his 401(k) account during the severance period. In addition, in the event of a change of control of Central Jersey Bancorp (as such term is defined in the change of control agreements), if Messrs. Vuono and Wallace are not offered comparable employment by Central Jersey Bancorp's successor for at least the same compensation and benefits and in close proximity to their current homes, pursuant to a written employment contract with a term of 18 months, they will be entitled to 18 months of severance. The right of either officer to receive this severance is conditioned upon such officer's continued employment and assistance during the transition period until the change in control transaction is complete. If the agreement between the officer and Central Jersey Bancorp's successor is terminated without cause by the successor or by the officer for any reason within 18 months of the change in control, the officer's severance will be reduced by the amount of months that the officer actually worked for the successor, but shall not be reduced to less than 12 months of severance.

2005 EQUITY INCENTIVE PLAN; STOCK OPTION PLAN

         At the 2005 Annual Meeting of Shareholders, the shareholders of Central Jersey Bancorp approved the 2005 Equity Incentive Plan (the "Equity Incentive Plan"). As a result, no additional option grants will be made under the Central Jersey Bancorp Stock Option Plan which had been placed into effect on August 1, 2000 (the "Stock Option Plan"). Pursuant to the Equity Incentive Plan, options to purchase up to 800,000 shares of Central Jersey Bancorp Common Stock may be granted to employees and directors of Central Jersey Bancorp or Central Jersey Bank, N.A. who are in a position to make significant contributions to the success of Central Jersey Bancorp or Central Jersey Bank, N.A. The total number of options that may be issued under the Equity Incentive Plan has been adjusted to account for the 2 for 1 stock split effected as of June 15, 2005. As of December 31, 2005, options to purchase 1,436,862 shares of Central Jersey Bancorp's Common Stock were outstanding under the Stock Option Plan and no options were outstanding under the Equity Incentive Plan. All outstanding options under the Stock Option Plan have vested.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The number of stock options outstanding under our Stock Option Plan, the weighted-average exercise price of outstanding options, and the number of securities remaining available for issuance, as of December 31, 2005, were as follows:

                         EQUITY COMPENSATION PLAN TABLE

                                                                                            NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE FOR
                                                                                           FUTURE ISSUANCE UNDER
                                        NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE        EQUITY COMPENSATION
                                        BE ISSUED UPON EXERCISE     EXERCISE PRICE OF         PLANS (EXCLUDING
                                        OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    SECURITIES REFLECTED IN
                                        WARRANTS AND RIGHTS (2)    WARRANTS AND RIGHTS        COLUMN (a)) (3)
            PLAN CATEGORY                         (a)                      (b)                      (c)
-------------------------------------   -----------------------   --------------------   ------------------------
Equity compensation plans approved by
 security holders (1)                       1,436,862 (4)                $ 5.54                   800,000
Equity compensation plans not
 approved by security holders                     ---                       ---                       ---
Total                                       1,436,862 (4)                $ 5.54                   800,000

----------
(1) Central Jersey Bancorp currently has no equity compensation plans other than the Stock Option Plan and the Equity Incentive Plan described herein. No additional option grants will be made under the Stock Option Plan.

(2) The shares have been adjusted, as appropriate, to account for the 5% stock distributions made to the shareholders of Central Jersey Bancorp on December 31, 2003, 2002, 2001 and 2000, respectively, the 6 for 5 stock split effected as of July 15, 2004, and the 2 for 1 stock split effected as of June 15, 2005. The shares have also been adjusted as appropriate to account for 5% stock distributions made to the former shareholders of Allaire Community Bank on February 28, 1999, September 29, 2000, May 21, 2001, April 24, 2002, and June 7, 2004, and the 3 for
         2 stock split effected as of February 11, 2003.

(3) Represents the total number of shares available pursuant to the Equity Incentive Plan which has been adjusted to account for the 2 for 1 stock split effected as of June 15, 2005.

(4) As of January 1, 2005, all options issued under the Stock Option Plan have vested.

OPTION GRANTS IN THE LAST FISCAL YEAR

         There were no grants of stock options during the year ended December 31, 2005 to the Named Executive Officers under either the Stock Option Plan or the 2005 Equity Incentive Plan.

YEAR END OPTION VALUES

         The following table provides certain information with respect to options to purchase Common Stock held by the Named Executive Officers at December 31, 2005.

                             NUMBER OF SHARES OF COMMON STOCK
                             UNDERLYING UNEXERCISED OPTIONS AT      VALUE OF UNEXERCISED IN-THE-MONEY
                                DECEMBER 31, 2005 (1)(2)           OPTIONS AT DECEMBER 31, 2005 ($)(3)
                           ------------------------------------    -----------------------------------
         NAME               EXERCISABLE      UNEXERCISABLE (4)      EXERCISABLE      UNEXERCISABLE (4)
-----------------------    --------------    ------------------    -------------    ------------------
George S. Callas                   65,496            0                   576,365             0

Carl F. Chirico                   148,628            0                 1,339,138             0

James S. Vaccaro                  131,162            0                   771,233             0

Robert S. Vuono                    87,494            0                   774,322             0

Anthony Giordano, III              47,984            0                   305,178             0

----------
(1) The stock options contained in this table have been adjusted, as appropriate, to account for the 5% stock distributions made to the shareholders of Central Jersey Bancorp on December 31, 2003, 2002, 2001 and 2000, respectively, the 6 for 5 stock split effected as of July 15, 2004, and the 2 for 1 stock split effected as of June 15, 2005. The shares have also been adjusted as appropriate to account for 5% stock distributions made to the former shareholders of Allaire Community Bank on February 28, 1999, September 29, 2000, May 21, 2001, April 24, 2002,
         and June 7, 2004, and the 3 for 2 stock split effected as of February 11, 2003.

(2) Includes both non-qualified and incentive stock options granted under the Stock Option Plan.

(3)      Based on a per share market price of $12.82 at December 31, 2005.

(4)      As of January 1, 2005, all options vested.

DIRECTORS' COMPENSATION

         Commencing January 1, 2005, Central Jersey Bancorp implemented a policy of compensating each outside director the amount of $18,000 per annum as a retainer, the Chairman at a rate of $30,000 per annum as a retainer, and the Vice Chairman at a rate of $22,000 per annum as a retainer. Vice Chairman Chirico became an outside director in October 2005.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following report has been prepared by the Compensation Committee of the Board of Directors regarding executive compensation. Additional information regarding the members of the Compensation Committee can be found under "Meetings and Committees of the Board of Directors - Compensation Committee."

Compensation Policies

         The objective of Central Jersey Bancorp's executive compensation is to enhance Central Jersey Bancorp's long-term profitability by providing compensation that will attract and retain superior talent, reward performance and align the interests of the executive officers with the long-term interests of the shareholders of Central Jersey Bancorp.

         The Compensation Committee is responsible for determining whether the compensation and benefit packages are suitable and do not provide excessive benefits. The Compensation Committee generally approves or recommends to the Board compensation packages or plans for senior management and directors. These compensation and benefit packages may include salaries, bonuses, vacations, termination benefits, contribution to employee pension plans, stock option and stock purchase plans, indemnification agreements and employment/change of control contracts.

         When reviewing compensation arrangements for a member or members of senior management and directors, the Compensation Committee shall consider the following matters:

             (a) The combined value of all cash and non-cash benefits provided to the individual or individuals;

             (b) The compensation history of the individual or individuals as compared to other individuals with comparable expertise at Central Jersey Bancorp;

             (c)  The financial condition of Central Jersey Bancorp;

             (d) Comparable compensation practices at similar institutions, based upon factors such as asset size, geographic location and the services provided;

             (e) The projected total cost and benefit to Central Jersey Bancorp for post employment benefits; and

             (f) Any connection between the individual and any fraudulent act or omission, breach of trust or fiduciary duty or insider abuse with regard to Central Jersey Bancorp.

         The Compensation Committee has reviewed all components of the executive officers' compensation, including base salary levels, cost to Central Jersey Bancorp of all perquisites and other personal benefits, as well as potential change-in-control scenarios. Based on this review, the Compensation Committee finds the executive officers' total compensation in the aggregate to be reasonable and not excessive.

Base Salaries

         Base salary levels for Central Jersey Bancorp's executive officers are competitively set relative to companies in peer businesses. In reviewing base salaries, the Compensation Committee also takes into account individual experience and past performance.

Annual Bonuses

         Central Jersey Bancorp's annual performance bonuses are intended to provide a direct cash incentive to executive officers and other key employees for a variety of performance measures. Financial performance is compared against budgets as well as peer businesses.

Equity Compensation

         Central Jersey Bancorp's 2005 Equity Incentive Plan is designed to encourage and enable employees and directors of Central Jersey Bancorp to acquire or increase their holdings of Common Stock and other proprietary interests in Central Jersey Bancorp. It is intended to promote these individual's interests in the company thereby enhancing the efficiency, soundness, profitability, growth and shareholder value of Central Jersey Bancorp.

         Under the 2005 Equity Incentive Plan, incentive and nonqualified stock options may be granted to eligible employees and/or employee-directors and nonqualified stock options may be granted to eligible non-employee directors. In addition, pursuant to the 2005 Equity Incentive Plan, participants may be eligible to receive, under certain conditions, stock appreciation rights in the form of related stock appreciation rights and freestanding stock appreciation rights, restricted awards in the form of restricted stock awards and restricted stock units, performance awards in the form of performance share awards and performance unit awards, phantom stock awards and dividend equivalent awards. No awards were awarded under the 2005 Equity Incentive Plan in 2005.

Change of Control and Severance Agreements

         Central Jersey Bancorp has a severance agreement with Carl F. Chirico, Vice Chairman of the Board, entered into January 1, 2005, pursuant to which he has been paid $322,766, and separate change of control agreements with Robert S. Vuono, Senior Executive Vice President, Chief Operating Officer and Secretary of Central Jersey Bancorp, and Robert K. Wallace, Executive Vice President of Lending of Central Jersey Bancorp, both entered into on January 1, 2005. See "Executive Officers - Agreements with Officers."

Chief Executive Officer Compensation

         James S. Vaccaro served as Central Jersey Bancorp's President and Chief Executive Officer for the year ended December 31, 2005. Mr. Vaccaro's base salary is set competitively relative to other chief executive officers in financial service companies of similar asset size to Central Jersey Bancorp. In determining Mr. Vaccaro's base salary as well as annual performance bonus, the Compensation Committee reviewed independent compensation data and Central Jersey Bancorp's performance as compared against budgets and peer businesses. As with Central Jersey Bancorp's other executive officers, Mr. Vaccaro's total compensation involves certain subjective judgments and is not based solely upon any specific objective criteria or weighting.

Deductibility of Compensation

         The Internal Revenue Code restricts deductibility of annual individual compensation to its top executive officers in excess of $1 million if certain conditions set forth in the Internal Revenue Code of 1986, as amended (the "Code"), are not fully satisfied. Central Jersey Bancorp intends, to the extent practicable, to preserve deductibility under the Code of compensation paid to its executive officers while maintaining compensation programs that effectively attract and retain exceptional executives in a highly competitive environment. Accordingly, compensation paid is generally tax-deductible. However, on occasion it may not be possible to satisfy all conditions of the Code for deductibility and still meet Central Jersey Bancorp's compensation needs, and in such limited situations, certain compensation paid to some executives may not be tax-deductible.

Submitted by:   Paul A. Larson, Jr. (Chair)       George S. Callas
                James G. Aaron, Esq.              William H. Jewett
                John A. Brockriede                Mark G. Solow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee is currently or has been at any time an officer or employee of Central Jersey Bancorp or Central Jersey Bank, N.A. No member of the Compensation Committee or executive officer of Central Jersey Bancorp or Central Jersey Bank, N.A. serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee of Central Jersey Bancorp or Central Jersey Bank, N.A.

STOCK PRICE PERFORMANCE GRAPH

         The graph below shows a comparison of the cumulative return experienced by Central Jersey Bancorp's shareholders over the years 2000 through 2005 with the NASDAQ Composite Index and the SNL Bank Index. The graph assumes that the value of an investment in Central Jersey Bancorp Common Stock and in each index was $100 on December 31, 2000 and that all dividends were reinvested. The graph also accounts for stock distributions.

                               [CHART APPEARS HERE]

                                                         PERIOD ENDING
                             ----------------------------------------------------------------------
                               12/31/00    12/31/01    12/31/02    12/31/03    12/31/04    12/31/05
                             ----------   ---------   ---------   ---------   ---------   ---------
Central Jersey Bancorp           100.00      135.30      174.15      321.34      507.93      382.48
NASDAQ Composite                 100.00       79.18       54.44       82.09       89.59       91.54
SNL Bank Index                   100.00      101.00       92.61      124.93      140.00      141.91

Source: SNL Financial LC

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         It is anticipated that certain directors of Central Jersey Bancorp, and the businesses and organizations with which they are associated, may have banking and non-banking transactions with Central Jersey Bank, N.A. in the ordinary course of business. Officers, directors and employees of Central Jersey Bank, N.A. also may have banking transactions with Central Jersey Bank, N.A. The terms and conditions of any loan or commitment to loan, and of any other transaction, will be in accordance with applicable laws and on substantially the same terms as those prevailing at the time for comparable transactions with other persons or organizations with similar creditworthiness.

         To alleviate the need for additional conference rooms at the Long Branch location of Central Jersey Bank, N.A., Central Jersey Bank, N.A. leases conference, office and storage space at 6 West End Court, Long Branch, New Jersey. The landlord of the space leased at 6 West End Court is MCB Associates, L.L.C. The following directors of Central Jersey Bancorp and/or its bank subsidiary have an interest in MCB Associates, L.L.C.: James G. Aaron, Esq., Nicholas A. Alexander, C.P.A., John A. Brockriede, John F. McCann, Mark G. Solow and James S. Vaccaro. The negotiations with respect to the leased conference, office and storage space at 6 West End Court were conducted at arms-length and the lease amount to be paid by Central Jersey Bank, N.A. was determined by an independent appraiser to be at fair market value. In 2005 and 2004, Central Jersey Bancorp paid lease costs of $55,000 and $26,500, respectively, in connection with its lease arrangement with MCB Associates, L.L.C.

         In 2005, the lending staff of Central Jersey Bank, N.A., from time to time, retained the services of the law firm of Ansell, Zaro, Grimm & Aaron, P.C., of which James G. Aaron, Esq., a director of Central Jersey Bancorp and its bank subsidiary, is a shareholder.

         In 2005 and 2004, Central Jersey Bancorp purchased from Elite Forms, Inc. certain business forms and other related products for an aggregate purchase price of $67,938.77 and $41,776.83, respectively. Elite Forms, Inc. is owned by Ken and Barbara LePosa, the father and mother-in-law of Anthony Giordano, III, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp. The purchases were made on an arms-length basis by the purchasing officer of Central Jersey Bank, N.A. who is responsible for ensuring that products purchased by Central Jersey Bank, N.A. are made on the best available terms and rates.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Exchange Act requires Central Jersey Bancorp's executive officers and directors, and persons who own more than ten percent of a registered class of Central Jersey Bancorp's equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish Central Jersey Bancorp with copies of all Forms 3, 4 and 5 they file.

         Following a purchase of Central Jersey Bancorp Common Stock by Mr. Solomon Dwek on November 15, 2005, Mr. Dwek became a greater than ten percent shareholder of Central Jersey Bancorp. As such, Mr. Dwek was required to report his greater than ten percent ownership interest in Central Jersey Bancorp to the Securities and Exchange Commission on a Form 3, "Initial Statement of Beneficial Ownership of Securities," within ten days of such event. Mr. Dwek filed a Form 3 reporting his ownership interest on February 10, 2006 immediately after such oversight was discovered during the preparation of Mr. Dwek's amendment to his
Schedule 13G which was also filed with the Securities and Exchange Commission on February 10, 2006. Other than the aforementioned Form 3, Central Jersey Bancorp believes that all other filings required to be made by its executive officers, directors and greater than ten percent shareholders pursuant to Section 16(a) of the Exchange Act have been filed within the time periods prescribed.

                    SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

         The Board has adopted a formal process to be followed for those shareholders who wish to communicate directly with the Board or any individual director of Central Jersey Bancorp. A shareholder can contact the Board, or any individual director, by sending a written communication to: Central Jersey Bancorp, Board of Directors, c/o Chairman of the Board, 627 Second Avenue, Long Branch, New Jersey 07740. A shareholder's letter should also indicate that he or she is a shareholder of Central Jersey Bancorp. The Chairman shall either (1) distribute such communication to the Board, or a member or members thereof, as appropriate, depending upon the facts and circumstances described in the communication received; or (2) determine that the communication should not be forwarded to the Board because, in his or her judgment, (a) the communication is primarily commercial in nature and relates to Central Jersey Bancorp's ordinary business or relates to a topic that is improper or not relevant to the Board; or
(b) Central Jersey Bancorp's management can adequately handle the shareholder inquiry or request, in which case the inquiry or request will be forwarded to the appropriate individual. If a shareholder communication is addressed to one or more members of the Board, but not the entire Board, the Chairman shall notify any member of the Board to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request.

         At each Board meeting, the Chairman shall present a summary of all communications received since the last Board meeting which were not forwarded to the Board, as well as the basis for the determination by the Chairman as to why the communications were not forwarded to the Board, and shall make those communications available upon request.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals for presentation at Central Jersey Bancorp's next annual meeting of shareholders must be received by Central Jersey Bancorp at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than December 31, 2006. Central Jersey Bancorp's By-laws contain certain procedures which must be followed in connection with shareholder proposals.

                                  ANNUAL REPORT

         The annual report to shareholders for the year ended December 31, 2005 accompanies this Proxy Statement. KPMG LLP has audited the financial statements for the year ended December 31, 2005, which statements are contained in the annual report to shareholders. Such annual report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         Selection of the independent public accountants for Central Jersey Bancorp is made by the Audit Committee of the Board of Directors. KPMG LLP was Central Jersey Bancorp's independent public accountants for the year ended December 31, 2005. The Audit Committee has selected KPMG LLP to serve as Central Jersey Bancorp's independent public accountants for the year ended December 31, 2006.

         A representative of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so. Said representative will also be available to respond to appropriate questions from shareholders of Central Jersey Bancorp.

                                  OTHER MATTERS

         It is not expected that any matter not referred to herein will be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies or authorized substitutes will have discretion to vote on such matters and on matters incident to the conduct of the Annual Meeting in accordance with their best judgment.

                           ANNUAL REPORT ON FORM 10-K

         On written request, Central Jersey Bancorp will provide without charge to each record or beneficial holder of the Central Jersey Bancorp's Common Stock, a copy of Central Jersey Bancorp's Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. Requests should be addressed to Mr. James S. Vaccaro, President and Chief Executive Officer, Central Jersey Bancorp, 627 Second Avenue, Long Branch, New Jersey 07740. It should be noted that a copy of the Annual Report on Form 10-K is included with the annual report to shareholders which accompanies this Proxy Statement.

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THEIR PROXIES WITHOUT DELAY IN THE SELF ADDRESSED, POSTAGE PREPAID ENVELOPE ENCLOSED HEREWITH. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. THANK YOU.

                                              By Order of the Board of Directors

                                              /s/ Robert S. Vuono
                                              ----------------------------------
                                              Robert S. Vuono
                                              Secretary

                                                                      APPENDIX A

                             CENTRAL JERSEY BANCORP

              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

PURPOSE

         The Nominating and Corporate Governance Committee (the "Committee") of Central Jersey Bancorp (the "Company") is appointed by the Board of Directors of the Company (the "Board"):

         1. To assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board, consistent with the criteria set forth in the Corporate Governance Guidelines, the director nominees for the next annual meeting of shareholders and directors to fill any vacancies between annual meetings;

         2. To develop and recommend to the Board of Directors Corporate Governance Guidelines applicable to the Company;

         3. To lead the Board in its annual review of self-assessment process;

         4. To recommend to the Board director nominees for each Board committee; and

         5. To review and revise as necessary the Company's Code of Conduct.

COMMITTEE MEMBERSHIP

         The Committee shall consist of no fewer than three members. The members of Committee shall meet the independence requirements of the NASDAQ Marketplace Rules.

         The members of the Committee shall be appointed by the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

         1. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors without the requirement to consult management.

         2. The Committee shall actively seek and identify individuals qualified to become Board members for recommendation to the Board when vacancies occur in the Board.

         3. The Committee shall review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

         4. The Committee may form and delegate authority to subcommittees when appropriate.

         5.       The Committee shall make periodic reports to the Board.

         6. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

                                                                      APPENDIX B

                             CENTRAL JERSEY BANCORP

                             AUDIT COMMITTEE CHARTER

I.       PURPOSES; AUTHORITY.

         A. The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Central Jersey Bancorp, and its subsidiary(ies) (collectively the "Company") in fulfilling its oversight responsibilities with respect to financial reports and other financial information. In this regard, the Committee is to:

                  1. Serve as an independent and objective body to monitor the Company's financial reporting process and internal control systems, and the integrity of the Company's financial statements;

                  2. Serve as the sole authority to which the independent auditor (the "Independent Auditor") is accountable, and have the sole authority and responsibility for the appointment, compensation, retention and oversight of the work of the Independent Auditor, including any significant non-audit relationship with the Independent Auditor;

                  3. Serve as the ultimate authority to which the internal auditing function ("Internal Audit") is accountable;

                  4. Monitor the qualification, independence and performance of the Independent Auditor and Internal Audit, including reviewing their audit efforts;

                  5. Provide an open avenue of communication among the Independent Auditor, financial and senior management, Internal Audit, and the Board; and

                  6. Assist in the Board's oversight of the Company's compliance with legal and regulatory requirements.

         B. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the Independent Auditor, Internal Audit and anyone else in the Company. The Committee may retain, at the Company's expense, such special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties. Alternatively, to the extent consistent with the rules promulgated by the Securities and Exchange Commission ("SEC"), the Committee may refer any matter to the

                  Board to determine whether an investigation of a particular matter is appropriate and, if so, how it shall be conducted.

         C. The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of:

                  1. Compensation to any registered public accounting firm, including, without limitation, the Independent Auditor, engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

                  2. Compensation to any special legal, accounting, or other consultants or experts employed by the Committee pursuant to Section I.B.; and

                  3. Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

II.      COMPOSITION AND EXPERTISE; MEETINGS.

         A. The Committee shall be comprised of four or more directors as determined by the Board.

         B. All members of the Committee shall be independent directors, free from any relationship to the Company that may interfere with the exercise of their independence from management and the Company, and each member of the Committee shall have been determined by the Board to be "independent."

         C. All members of the Committee shall be financially literate. To be financially literate, a person shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, or shall become able to do so within a reasonable period of time after his or her appointment to the Committee.

         D. At least one member of the Committee shall have, and continue to have, past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         E. Committee members shall be appointed by, and serve at the pleasure of, the Board. Committee members shall have the qualifications specified in this Charter and shall meet any other requirements of the OCC, SEC, and NASDAQ. Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

         F. The Board shall appoint a Chairman who will preside at Committee meetings and report on behalf of the Committee to the Board. If the Chairman is not present at a meeting, the members of the Committee shall, by majority vote, elect a member to serve as the Chairman for that meeting.

         G. The Committee generally will meet four times annually, but may meet more or less frequently as circumstances dictate. In addition to regularly scheduled meetings, the Committee shall meet at the request of any member. The Committee shall meet privately in executive session at least annually with management, the Director of Internal Audit and the Independent Auditor. In addition, the Committee shall meet privately in executive session at any time upon the request of management, the Director of Internal Audit or the Independent Auditor.

         H. A majority of the entire Committee shall constitute a quorum for the transaction of business. The action of a majority of the members present at a meeting at which a quorum is present shall be the action of the Committee. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if the unanimous written consent that sets forth the action is signed by each member of the Committee and filed with the minutes of the proceedings of the Committee. The Committee may establish such other rules of procedure for its business as it deems desirable.

III.     DUTIES AND RESPONSIBILITIES.

         In addition to other duties and responsibilities set forth in this Charter, the Committee's specific responsibilities and duties shall include the following:

         A.       Review Procedures.

                  1. Review and reassess the adequacy of this Charter at least annually and recommend to the Board any appropriate extensions or changes in the duties of the Committee. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations;

                  2. Review the Company's annual audited financial statements in draft and substantially final form prior to filing or distribution. Review should include (a) discussion with management and the Independent Auditor of significant issues regarding accounting principles, practices and judgments, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and (b) discussion with the Independent Auditor about the quality of the accounting principles as applied in the preparation of the Company's financial statements. If significant issues are identified prior to filing or distribution of the annual audited financial statements, the

                           Committee shall be informed of these issues and shall either meet to review them or discuss them by telephone conference call;

                  3. With respect to the Company's annual and quarterly financial statements, discuss any items required to be communicated by the Independent Auditor in accordance with Statement of Auditing Standards Number 61. The Chairman of the Committee may represent the entire Committee for purposes of this discussion;

                  4. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysis and rating agencies;

                  5. In consultation with management, the Independent Auditor and Internal Audit, consider the integrity of the Company's financial reporting processes and controls. Review recommendations presented by the Independent Auditor in their "management letter," including the status of previous recommendations, together with management's responses, and discuss the adequacy of staffing, including the quality of the Company's financial and accounting personnel;

                  6. Review the Independent Auditor's audit plan and discuss the general audit approach, scope, staffing and reliance upon management and Internal Audit;

                  7. Following completion of the annual audit, review separately with each of management, the Independent Auditor and Internal Audit any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information; and

                  8. Review any significant disagreements, disputes or difficulties among management and the Independent Auditor or Internal Audit in connection with the preparation of the financial statements and other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

         B.       Internal Audit Function and Legal Compliance.

                  1. Review an annual report from Internal Audit regarding its activities, audit plan, budget and staffing. Review any significant reports prepared for management by Internal Audit and management's response and follow-up to these reports;

                  2. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquires received from regulators or governmental agencies; and

                  3. Review management's monitoring of compliance with the Company's Code of Business Conduct, including particularly whether management has the proper review system to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

                  4. Monitor compliance with Section 404(a) of the Sarbanes-Oxley Act of 2002 (Exchange Act rules 13a-15 and 15d-15), Section 112 of the FDIC Improvement Act (12 U.S.C. 1831m) and part 363 of the FDIC's regulations, which require an annual report by management and an attestation by the independent outside auditors on the Bank's internal controls over financial reporting and compliance issues.

         C.       Other Audit Committee Responsibilities.

                  1. Annually report to the Board on the Committee's activities, including an evaluation of the Committee's performance over the past year, and provide the Board with such additional reports as are appropriate;

                  2. Establish clear hiring policies for employees or former employees of the Independent Auditor;

                  3.       Establish procedures for:

                           a. the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

                           b. the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

                  4. As appropriate, obtain advise and assistance from outside legal, accounting or other advisors;

                  5. Review policies with respect to risk assessment and risk management; and

                  6. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

IV.      RELATIONSHIP WITH INDEPENDENT AUDITOR.

         A. The Independent Auditor is solely accountable to the Committee. The Committee shall review the independence and performance of the Independent Auditor. The Committee has the sole authority to retain, compensate, oversee and discharge the Independent Auditor, and to approve any significant non-audit relationship with the Independent Auditor. The Committee shall annually appoint the Independent Auditor or discharge the Independent Auditor when circumstances warrant.

         B. On at least an annual basis, the Committee shall review a formal written report from the Independent Auditor describing:

                  1. The Independent Auditor's internal quality-control procedures;

                  2. Any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and

                  3. All relationships between the Independent Auditor and the Company, consistent with Independence Standards Board Standard 1.

                  The Committee shall discuss with the Independent Auditor any disclosed material quality-control issues and relationships or services that may impact the qualifications, performance, objectivity and independence of the Independent Auditor and, if appropriate, take action to oversee the independence of the Independent Auditor.

V.       LIMITATION ON COMMITTEE RESPONSIBILITIES.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, among management, the Independent Auditor or Internal Audit or to assure compliance with laws and regulations.

                                    VOTE BY INTERNET - www.proxyvote.com
                                    Use the Internet to transmit your voting
                                    instructions and for electronic delivery
                                    of information up until 11:59 P.M. Eastern
                                    Time the day before the cut-off date or
                                    meeting date. Have your proxy card in hand
CENTRAL JERSEY BANCORP              when you access the web site and follow the
627 2ND AVENUE                      instructions to obtain your records and to
LONG BRANCH, NJ 07740               create an electronic voting instruction
                                    form.

                                    ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
                                    COMMUNICATIONS
                                    If you would like to reduce the costs
                                    incurred by Central Jersey Bancorp in
                                    mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

                                    VOTE BY MAIL
                                    Mark, sign and date your proxy card and
                                    return it in the postage- paid envelope we have provided or return it to Central Jersey Bancorp, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                       PROMPTLY USING THE ENCLOSED ENVELOPE.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     CJBNA1           KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTRAL JERSEY BANCORP

Vote on Directors

     1.   To elect the following nominees for director of          For  Withhold  For All    INSTRUCTION: To withhold authority to
          Central Jersey Bancorp who will serve for the            All     All    Except     vote for any individual nominee,  mark
          following year and until their successors have been                                "For  All   Except"   and  write  that
          elected and qualify (vote on all):                                                 nominee's  name in the space  provided
                                                                                             below.

          James G. Aaron            William H. Jewett
          Mark R. Aikins            Paul A. Larson, Jr.            [ ]     [ ]     [ ]       _______________________________________
          Nicholas A. Alexander     John F. McCann
          John A. Brockriede        Carmen M. Penta
          George S. Callas          Mark G. Solow
          Carl F. Chirico           James S. Vaccaro
          James P. Dugan            Robert S. Vuono
          M. Claire French


     2.   To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


          Please sign exactly as your name appears herein. When shares are held by joint tenants,  both should sign. When signing as attorney,  executor,  administrator,  trustee or guardian,  please give full title as such.  If a  corporation,  please sign in full corporate name by President or other authorized officer.  If a partnership or limited liability company,  please sign in partnership or limited liability company name by authorized person.

For address changes and/or comments, please check
this box and write them on the back where indicated.               [ ]
                                                         Yes   No

Please indicate if you plan to attend this meeting.      [ ]   [ ]

HOUSEHOLDING ELECTION - Please indicate if you
consent to receive certain future investor
communications in a single package per household.        [ ]   [ ]


_________________________________________                                  _________________________________________
Signature [PLEASE SIGN WITHIN BOX]   Date                                  Signature (Joint Owners)             Date

--------------------------------------------------------------------------------

                                 REVOCABLE PROXY
                             CENTRAL JERSEY BANCORP

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        For the Annual Meeting of Shareholders to be held on May 25, 2006


The undersigned, a shareholder of CENTRAL JERSEY BANCORP, hereby constitutes and appoints JAMES S. VACCARO and ROBERT S. VUONO, and each of them, as proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of said Central Jersey Bancorp called and to be held at The Breakers Hotel, located at 1507 Ocean Avenue, Spring Lake, New Jersey, on Thursday, May 25, 2006 at 10:00 a.m., local time (the "Annual Meeting") and any adjournment or postponement thereof, and thereat to vote as designated hereon the number of shares the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE SIGNED SHAREHOLDER ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

     Address Changes/Comments:
                                -------------------------------------------

     ----------------------------------------------------------------------

   (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)